                                                                           10.42

                        KEWAUNEE SCIENTIFIC CORPORATION
                           PENSION EQUALIZATION PLAN
                            (Effective May 1, 1999)

                        KEWAUNEE SCIENTIFIC CORPORATION
                           PENSION EQUALIZATION PLAN
                            (Effective May 1, 1999)

Article I............................................         1
     Establishment and Purpose.......................         1
        1.1      The Plan............................         1
        1.2      Purpose.............................         1
        1.3      Plan Year...........................         1

Article II...........................................         1
     Administration and Participation................         1
        2.1      Administration......................         1
        2.2      Participation.......................         2

Article III..........................................         3
     Amount and Payment of Benefits..................         3
        3.1      Amount of Benefit...................         3
        3.2      Time and Form of Payment............         3
        3.3      Vesting.............................         4
        3.4      Death Benefits......................         4

Article IV...........................................         4
     Payment.........................................         4
        4.1      Source of Payment...................         4
        4.2      Withholding Taxes...................         4
        4.3      Disabled or Missing Participants....         5
        4.4      Claims..............................         5

Article V............................................         6
     General Provisions..............................         6
        5.1      Interests Not Transferable..........         6
        5.2      Plan Not an Employment Contract.....         7
        5.3      Effect on Other Benefit Plans.......         7
        5.4      Funding.............................         7
        5.5      Litigation..........................         8
        5.6      Cooperation.........................         8
        5.7      Severability........................         9
        5.8      Applicable Law......................         9

Article VII..........................................         9
     Amendment and Termination.......................         9

Exhibit A............................................        11
     List of Initial Participants....................        11

                        KEWAUNEE SCIENTIFIC CORPORATION
                           PENSION EQUALIZATION PLAN
                            (Effective May 1, 1999)

                                  Article I.
                                  ---------
                           Establishment and Purpose
                           -------------------------

     1.1  The Plan.  The KEWAUNEE SCIENTIFIC CORPORATION PENSION EQUALIZATION
          --------
PLAN (the "Plan") was established by Kewaunee Scientific Corporation (the "Company"), effective May 1, 1999.

     1.2  Purpose.  The Plan is intended to be an unfunded "top-hat" plan
          -------
maintained for the purpose of providing a select group of management or highly compensated employees with the full amount of retirement income that they or their beneficiaries would be entitled to receive under the Re-Established Retirement Plan for Salaried Employees of Kewaunee Scientific Corporation (the "Retirement Plan") but for the limits imposed by the Internal Revenue Code on the amount of compensation taken into account under the Retirement Plan. The purpose of the Plan is to advance the interests of the Company by providing such retirement income so as to attract and retain such employees and make their compensation competitive with other opportunities.

     1.3  Plan Year.  The Plan is maintained by the Company on the basis of a
          ---------
"Plan Year" which commences on May 1 of each calendar year and ends on April 30 of the following calendar year.

                                  Article II.
                                  ----------
                       Administration and Participation.
                       --------------------------------

     2.1  Administration.  Full power and authority to construe, interpret and
          --------------
administer the Plan shall be vested in a committee (the "Committee") composed of the Compensation Committee of the Board of Directors of the Company. The Committee shall make each determination provided for under the Plan and promulgate such rules and regulations as may be required for the implementation or management of the Plan. The Committee may delegate all or any portion of its authority to such persons as it may determine, and may revoke or revise any such delegation at any time. Unless and until otherwise determined by the Committee, the authority of the Committee to establish rules, regulations and procedures that are administrative or ministerial in nature shall be exercised by the Company's Vice President of Human Resources (or such other officer or employee of the Company as may occupy a comparable position). The determinations of the Committee, or of any person to whom the Committee's authority has been delegated, shall be final and binding on all persons (except for the right of appeal set forth in Section 4.4).

     2.2  Participation.  Participation in the Plan shall be limited to a
          -------------
select group of management or highly compensated employees of the Company. The initial Participants in the Plan are listed on Exhibit A hereto. Additional management or highly compensated employees shall become Participants only upon being recommended for participation by the President of the Company and approved by the Committee. The mere fact that any employee receives compensation in excess of the amount that may be taken into account under the Retirement Plan shall not in itself entitle the employee to participate in the Plan. Nothing contained in the Plan shall confer upon any Participant any right to be continued in the employ of the Company or interfere in any way with the right of the Company to terminate a Participant's employment at any time.

                                 Article III.
                                 -----------
                        Amount and Payment of Benefits.
                        ------------------------------

     3.1  Amount of Benefit.  The benefit payable to each Participant, or to
          -----------------
any beneficiary of a Participant, pursuant to this Plan shall be equal to the excess, if any, of (i) the benefit that would have been payable to such Participant or beneficiary under the Retirement Plan if the Participant's compensation taken into account under the Retirement Plan were not limited under
Section 401(a)(17) of the Internal Revenue Code (or any successor to such provision, as determined by the Committee), over (ii) the benefit actually paid to such Participant or beneficiary under the Retirement Plan. In no event shall the sum of the benefit paid under the Retirement Plan and the benefit paid under this Plan exceed the benefit that would have been paid under the Retirement Plan in the absence of Section 401(a)(17) of the Code.

     3.2  Time and Form of Payment. Benefits payable under this Plan to any
          ------------------------
Participant or beneficiary shall be paid at the same time and in the same form as the benefits paid to the Participant or beneficiary under the Retirement Plan, taking into account any elections made by the Participant under the Retirement Plan. Each Participant or beneficiary shall receive at the time each benefit payment is made pursuant to the Retirement Plan a supplemental payment under this Plan equal to the difference, if any, described in Section 3.1. Notwithstanding the foregoing, (i) the Committee may in its sole discretion at any time accelerate the payment of any benefits due to any Participant or beneficiary under this Plan, in which event the remaining amount owed to such Participant or beneficiary shall be reduced by the actuarial equivalent of the accelerated payment, and (ii) if the actuarial present value of the benefits due to any Participant or beneficiary at the time benefits are due to commence does not exceed $20,000, the amount of such present value shall be paid to such Participant or beneficiary in a single lump sum, which shall fully discharge all obligations to such Participant or beneficiary under the Plan. For purposes of the preceding sentence, actuarial equivalent shall be determined on the basis of the factors used for comparable computations under the Retirement Plan.

     3.3  Vesting.  A Participant's benefits under this Plan shall be vested
          -------
to the same extent as his benefit under the Retirement Plan and shall be forfeited only if and to the extent his Retirement Plan benefit is forfeited.

     3.4  Death Benefits.  A Participant's beneficiary under this Plan shall
          --------------
be the person entitled to receive any survivorship benefits payable with respect to such Participant under the Retirement Plan, and such beneficiary shall be entitled to the supplemental payments with respect to such survivorship benefits described in Section 3.2 above. Except for such payments, no survivorship or other benefits shall be payable to any person by reason of the death of the Participant.

                                  Article IV.
                                  ----------
                                   Payment.
                                   -------

     4.1  Source of Payment.  All benefits payable under this Plan shall be
          -----------------
paid either directly by the Company, or by a distribution from the Irrevocable Grantor Trust described in Section 5.4. The establishment and funding of the Irrevocable Grantor Trust shall not relieve the Company of its obligations under this Plan, but all amounts actually paid to a Participant or beneficiary from the Irrevocable Grantor Trust shall reduce the obligation of the Company to the extent of such payment.

     4.2  Withholding Taxes.  The Company may withhold from a Participant's
          -----------------
compensation or any payment under this Plan any taxes required to be withheld with respect to benefits under this Plan.

     4.3  Disabled or Missing Participants.  If any person entitled to the
          --------------------------------
payment of benefits under the Plan is under a legal disability, or in the Company's opinion, is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may direct the payment of such distribution to such person's legal representative or to a relative or friend of such person for such person's benefit. If the Company is unable to locate any Participant or beneficiary, and the Participant or beneficiary fails to contact the Company after being notified of his right to receive a benefit by a letter sent to his last address on file with the Company, then the Committee may, in its discretion, either cause such benefit to be paid to another member of the Participant's family or treat such benefit as forfeited. Any payments or forfeiture made in accordance with this Section 4.3 shall discharge fully all obligations for such benefits under the Plan.

     4.4  Claims.  A Participant or beneficiary, or an authorized
          ------
representative acting on his behalf (hereinafter called the "claimant"), may notify the Committee of a claim for benefits under the Plan. Such notice may be made in writing on a form specified by the Committee and shall set forth the basis of such claim and shall authorize the Committee to conduct such examinations as may be necessary to determine the validity of the claim and to take such steps as may be necessary to facilitate the payment of any benefits to which the claimant may be entitled under the terms of the Plan.

     Claims shall initially be processed by the person to whom the Committee's authority over administrative matters has been delegated pursuant to Section 2.1, or such person as he may designate. Whenever a claim for benefits by the claimant has been denied, a written notice of denial shall be given to the claimant, prepared in a manner calculated to be understood by him without legal assistance and setting forth the specific reasons for the denial and explaining the procedure for an appeal and review of the decision by the Committee. Such notice shall be furnished not later than 90 days after the claim has been filed (which 90 day period may be extended for up to an additional 90 days if special circumstances require and notice of the extension is furnished to the claimant prior to the end of the first 90 day period).

     A claimant whose claim is denied, or his authorized representative, may request a review upon written application to the Committee within 60 days after receiving notice of the denial. In connection with such application, the claimant or his authorized representative may review pertinent documents and may submit issues and comments in writing. If such an application is made, the Committee shall make a full and fair review of the denial of the claim and shall make a decision not later than its first meeting that is held at least 30 days after receipt of the application, unless special circumstances (such as the need to hold a hearing) require an extension of time, in which case a decision shall be made as soon as possible but not later than the second such meeting. If a request for review is received at a time when the Committee does not hold regularly scheduled meetings at least once a quarter, the decision shall be made not later than 60 days after the request is received, which may be extended to up to 120 days if special circumstances require. The decision on review shall be in writing and shall include specific reasons for the decision and specific references to the pertinent provisions of the Plan on which the decision is based.

                                  Article V.
                                  ---------
                              General Provisions.
                              ------------------

     5.1  Interests Not Transferable.  The interests of the Participants and
          --------------------------
their beneficiaries under the Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily transferred, assigned, alienated, or encumbered. Notwithstanding the foregoing, the

Company may offset against any benefits payable to or on behalf of any Participant any amount owed to it or to any of its affiliates by such Participant, and may withhold payment of any such benefit until the amount owed by such Participant has been determined.

     5.2  Plan Not an Employment Contract.  This Plan is not an employment
          -------------------------------
contract. It does not give to any person the right to be continued in employment, and all employees remain subject to change of salary, transfer, change of job, discipline, layoff, discharge, or any other change of employment status.

     5.3  Effect on Other Benefit Plans.  Amounts credited or paid under this
          -----------------------------
Plan, and the amount of any pay reduced pursuant to section 3.1, shall not be considered to be compensation for the purposes of any qualified plan maintained by the Company. The treatment of such amounts under other employee benefit plans shall be determined pursuant to the provisions of such plans.

     5.4  Funding.  The Company shall make payment of its contributions under
          -------
the Plan to the Company's Irrevocable Grantor Trust (which has been established in connection with this Plan), either in cash or by the delivery to the trustee thereunder of insurance contracts, in such amounts as the Company shall reasonably decide are necessary to provide for all benefits payable under the Plan. The establishment and funding of the Irrevocable Grantor Trust shall not relieve the Company of its obligations under this Plan, but any amount actually paid by the Irrevocable Grantor Trust to a Participant or beneficiary shall be credited against the amount owed by the Company to such Participant or beneficiary under the Plan. No employee shall have any right, title, or interest whatever in or to any insurance contracts, investment reserves, accounts, funds or grantor trusts that the Company may purchase, establish, or accumulate to aid in providing the benefits under this Plan. Neither an employee nor a beneficiary of an employee shall acquire any interest greater than that of an unsecured creditor of the Company. Any assets of the Company or of any trust or other fund of the Company from which Plan benefits may be paid shall remain in all respects assets of the Company until payments of such benefits are actually made. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create a trust or fiduciary relationship of any kind between the Company and an employee or any other person.

     5.5  Litigation.  In any action or proceeding regarding the Plan,
          ----------
Participants or their beneficiaries or any other persons having or claiming to have an interest in this Plan shall not be necessary parties and shall not be entitled to any notice or process. Any final judgment which is not appealed or appealable and may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto and all persons having or claiming to have any interest in this Plan. To the extent permitted by law, if a legal action is begun against the Company, its officers or employees, the Committee, or the Trustee by or on behalf of any person and such action results adversely to such person or if a legal action arises because of conflicting claims to a Participant's or other person's benefits, the costs to such person of defending the action will be charged to the amounts, if any, which were involved in the action or were payable to the Participant or other person concerned. To the extent permitted by applicable law, acceptance of participation in this Plan shall constitute a release of the Company, its officers, employees and agents, and the Committee from any and all liability and obligation not involving willful misconduct or gross neglect.

     5.6  Cooperation.  As a condition of participation under the Plan, each
          -----------
Participant agrees to cooperate in providing all information required to carry out the Plan, including taking such physical examination and providing such medical history as may be required to obtain insurance with respect to such Participant.

     5.7  Severability.  In the event any provision of the Plan shall be held
          ------------
invalid or illegal for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Company shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in the Plan.

     5.8  Applicable Law.  This Plan shall be governed and construed in
          --------------
accordance with the laws of the State of North Carolina.

                                 Article VII.
                                 -----------
                          Amendment and Termination.
                          -------------------------

     The Company reserves the right to amend or terminate the Plan at any time by resolution of the Board of Directors or by action by any person or persons authorized by resolution of the Board, provided such amendment or termination shall not operate to reduce the amount of benefits accrued by any Participant as of the date of the amendment or termination. Upon termination of the Plan, the Board may, but shall not be required to, provide for the payment of the actuarial equivalent of the vested benefit of some or all of the Participants in a single lump sum payment. The fact that one or more Participants is found to be ineligible to participate in the Plan as a result of rules or regulations promulgated under ERISA or by the Department of Labor shall not in itself cause a termination of the Plan.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers on this 1st day of May, 1999, effective as of May 1, 1999.
                                   KEWAUNEE SCIENTIFIC CORPORATION


                                   By: /s/ James J. Rossi
                                       ----------------------------------
                                   Its: Vice President of Human Resources


ATTEST:

By  /s/ D. M. Parker
    --------------------------

Its Vice President - Finance

                                  Exhibit A.
                                  ---------
                         List of Initial Participants.
                         ----------------------------

1.   Ron Gewin

2.   Eli Manchester, Jr.

3.   Mike Parker

4.   Kurt Rindoks

5.   Bill Shumaker